                                                                    EXHIBIT 12.1

                    CHANDLER (U.S.A.), INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                     YEAR ENDED DECEMBER 31
                                                ----------------------------------------------------------------
                                                    1994           1995         1996        1997         1998
                                                ---------       ---------      --------    -------    ----------
                                                                  (in thousands except for ratio)
COMPUTATION OF EARNINGS:
Income (loss) before income taxes               $ (1,624)       $ (1,546)      $(2,097)    $ 5,286     $    786
                                                ---------       ---------      --------    -------    ----------
Fixed charges, net                                   321             371           554         808        1,070
         Total earnings                         $ (1,303)       $ (1,175)      $(1,543)    $ 6,094     $  1,856
                                                ---------       ---------      --------    -------    ----------
                                                ---------       ---------      --------    -------    ----------
                                                                  (in thousands except for ratio)

COMPUTATION OF FIXED CHARGES:
Interest Expense                                $      2        $     52       $   146     $   442     $    887
Amortization of debt issuance expense                 --              --            45           3           17
Interest factor in rental expense                    319             319           363         363          166
                                                ---------       ---------      --------    -------    ----------
         Total fixed earnings                   $    321        $    371       $   554     $   808     $  1,070
                                                ---------       ---------      --------    -------    ----------
                                                ---------       ---------      --------    -------    ----------
Ratio of earnings to fixed charges                 (4.06)          (3.17)        (2.78)       7.54         1.73
                                                ---------       ---------      --------    -------    ----------
                                                ---------       ---------      --------    -------    ----------
Proforma Ratio for Debt Refinancing:
Increase in interest expense relating to                                                               $  1,838
proposed issuance of new debt
Decrease in interest expense on debt
presently outstanding that will be retired
with the proceeds of proposed offering
                                                                                                           (799)
                                                                                                       ---------
Total adjustment to fixed charges                                                                      $  1,039
                                                                                                       ---------
                                                                                                       ---------
Adjusted earnings                                                                                      $  1,856
Adjusted fixed charges                                                                                 $  2,109
Proforma ratio                                                                                             0.88
Historical ratio                                                                                           1.73


The ratio of earnings to fixed charges has been computed by dividing earnings from operations available for fixed charges (income from operations before income taxes adjusted for interest expense, amortization of debt issuance costs, and one-third of rent expense) by fixed charges.

Fixed charges include interest costs (interest expense plus one-third of rent expense) and amortization of debt issuance costs. The Company has assumed that one-third of rent expense is representative of the interest factor.